As filed with the Securities and Exchange Commission on February 25, 1997

                                                  Registration No. 333-
==============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                               Xerox Corporation
             (Exact name of registrant as specified in its charter)

            New York                                   16-0468020
  (State or other jurisdiction           (I.R.S. Employer Identification No.)
 of incorporation or organization)

     P.O. Box 1600, 800 Long Ridge Road, Stamford, Connecticut  06904-1600
              (Address of Principal Executive Offices)          (Zip Code)

                Xerox Corporation 1991 Long-Term Incentive Plan
                           (Full title of the plan)

                              Martin S. Wagner
                            Assistant Secretary
                              Xerox Corporation
                                P.O. Box 1600
                         Stamford, Connecticut 06904
                   (Name and address of agent for service)

                               (203) 968-3000
        (Telephone number, including area code, of agent for service)
                               ---------------

                       CALCULATION OF REGISTRATION FEE

=============================================================================
                                 Proposed      Proposed
Title of                         maximum       maximum
securities                       offering      aggregate      Amount of
to be          Amount to be      price         offering       registration
registered     registered        per share(1)  price(1)       fee
-----------------------------------------------------------------------------

Common Stock,  11,477,000 shares  $56.19       $644,892,630   $195,423
$1 par value
=============================================================================

     (1) Estimated using the average of the high and low prices for Xerox Corporation Common Stock on the New York Stock Exchange on February 18, 1997 solely for purposes of determining the registration fee pursuant to Rule 457(h)(1) and Rule 457(c) under the Securities Act.

                 STATEMENT PURSUANT TO GENERAL INSTRUCTION E

     This registration statement is being filed to register an additional 11,477,000 shares of Common Stock, par value $1.00 per share ("Common Stock"), of Xerox Corporation ("Xerox" or the "Company") which may be issued upon exercise of options, rights and awards granted and to be granted under the Xerox Corporation 1991 Long-Term Incentive Plan (as amended, the "Plan"). On December 5, 1991, the Company registered 15,000,000 shares of Common Stock (after giving effect to a three-for-one stock split effected on June 6, 1996) to be issued upon exercise of similar options, rights and awards granted and to be granted under the Plan on a Form S-8 Registration Statement No. 33-44314. Pursuant to General Instruction E to Form S-8, the Company hereby incorporates herein by reference the contents of such prior Form S-8 Registration Statement No. 33-44314.

                        STATEMENT PURSUANT TO RULE 429

     Pursuant to Rule 429 under the Securities Act, the Reoffer Prospectus included in this Registration Statement Statement is a combined prospectus which also relates to shares of Common Stock heretofore covered by Form S-8 Registration Statement Nos. 33-44313 and 33-44314. This Registration Statement also constitutes Post-Effective Amendment No. 1 with respect to such Registration Statement nos. 33-44313 and 33-44314.


                                                         Rule 424(b)(3)
                                                         File Nos. 333-     ,
                                                         33-44313 and 33-44314
PROSPECTUS

                              XEROX CORPORATION

                             800 Long Ridge Road
                        Stamford, Connecticut  06904
                               (203) 968-3000

                      1,130,301 Shares of Common Stock
                        (par value $1.00 par share)
                      --------------------------------

     This Prospectus relates to the reoffer and resale from time to time by a certain shareholder of Xerox Corporation (the "Company") identified herein under the heading "Selling Shareholder" (the "Selling Shareholder") of up to 1,130,301 shares (the "Offered Shares") of Common Stock, par value $1.00 per share ("Common Stock"), of the Company issuable to such Selling Shareholder upon the exercise of outstanding options, rights and awards granted or to be granted under the Xerox Corporation 1976 Executive Long-Term Incentive Plan and the Xerox Corporation 1991 Long-Term Incentive Plan (together, as amended or otherwise modified from time to time, the "Plans"). See "Selling Shareholder".

     The Offered Shares may be sold from time to time by the Selling Shareholder or by permitted beneficiaries, transferees and assignees on one or more national securities exchanges, including The New York Stock Exchange, Inc. (the "NYSE") and The Chicago Stock Exchange (the "CSE"), or in the over-the-counter market, or in negotiated transactions, at prices and at terms then prevailing, or at prices related to the then current market price, or at negotiated prices and terms. Upon any sale of the Offered Shares, the Selling Shareholder or permitted beneficiaries, transferees and assignees, and participating agents, brokers or dealers may be deemed to be underwriters as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and commissions or discounts or any profit realized on the resale of the Offered Shares may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution".

     The Company will not receive any part of the proceeds from the sale of the Offered Shares. All expenses (other than discounts, concessions and commissions) incurred in connection with this offering are being borne by the Company.

     The Common Stock is listed for trading on the NYSE and the CSE. The last reported sale price of the Common Stock on the NYSE on February 24, 1997 was $59 per share.
                        ----------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is February 25, 1997.

                            AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance herewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W. (Room 1024), Judiciary Plaza, Washington, D.C. 20549; as well as at the Regional Offices of the Commission located at Northwestern Atrium Center, 500 West Madison Street (Suite 1400), Chicago, Illinois 60661; and Seven World Trade Center (13th Floor), New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov. Such reports, proxy statements and other information concerning the Company also may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005, and the CSE, One Financial Plaza, 120 South LaSalle Street, Chicago, Illinois 60603.

     The Company has filed with the Commission Form S-8 Registration Statements under the Securities Act with respect to the Offered Shares. For further information with respect to the Company and the Offered Shares, reference is made to such Registration Statements, including all documents filed as exhibits thereto. Statements contained in this Prospectus as to the Plans and the contents of any document are not necessarily complete, and in each instance, reference is hereby made to the copies of the Plans and such document filed as an exhibit to any such Registration Statement, such statement being qualified in all respects by such reference. Such Registration Statements can be inspected and copied at the public reference facilities of the Commission referred to above.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     There are incorporated herein by reference the following documents and information heretofore filed with the Commission by the Company pursuant to the Exchange Act (File No. 1-4471):

     (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

     (b) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1996, June 30, 1996 and September 30, 1996;

     (c) the Company's Current Reports on Form 8-K dated January 18, 1996, January 24, 1996, September 11, 1996, October 31, 1996 and January 22, 1997;

     (d) The description of the Company's Shareholders Rights Plan and the Rights Agreement dated as of April 6, 1987, as amended and restated as of February 6, 1989, between the Company and The Chase Manhattan Bank, N.A., as successor to Chase Lincoln First Bank, N.A. (as amended and restated, the "Rights Agreement"), which are contained in or filed as an exhibit to the Company's Registration Statement on Form 8-A, as amended by Amendment No. 1 on Form 8 and Amendment No. 2 on Form 8-A, filed with the Commission on April 6, 1987, February 6, 1989 and June 4, 1996, respectively, relating to the Rights to Purchase Series A Cumulative Preferred Stock of the Company (the "Preferred Stock Purchase Rights"); and

                                      2


     (e) The description of Common Stock of the Company contained in the Company's Registration Statement on Form 8-A, as amended by Amendment No. 1 on Form 8 and Amendment No. 2 on Form 8-A, filed with the Commission on February 23, 1990, March 8, 1990 and June 4, 1996, respectively, relating to the Company's Common Stock and Preferred Stock Purchase Rights.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference into this Prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, including any beneficial owner, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to The First National Bank of Boston, P.O. Box 9155, Boston, Massachusetts 02205, telephone: 1-800-828-6396.

                               USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of any Offered Shares by the Selling Shareholder. All of the proceeds from the sale of the Offered Shares are expected to be received by the Selling Shareholder.

                            SELLING SHAREHOLDER

     The Offered Shares were and are expected to be acquired by the Selling Shareholder in respect of stock options, stock appreciation rights, incentive stock rights, stock awards or other awards granted under the Plans which have been registered under the Securities Act.

     The following table sets forth (a) the name of the Selling Shareholder and his material relationships with the Company or its affiliates within the past three years, (b) the number of shares of Common Stock beneficially owned by the Selling Shareholder as of February 14, 1997, (c) the aggregate number of shares of Common Stock which are held subject to performance-based vesting restrictions and which are subject to options, rights and awards granted under the Plans, (d) the aggregate number of shares of Common Stock which the Selling Shareholder beneficially owns as of February 14, 1997 and may acquire in respect of performance-based vesting restrictions and options, rights and awards granted under the Plans, some or all of which may from time to time be sold pursuant to this Prospectus, and (e) the number of shares of Common Stock to be beneficially owned by the Selling Shareholder after the completion of this offering, assuming the sale of all Offered Shares and no other acquisition or sale by such Selling Shareholder of any additional shares of Common Stock. The Selling Shareholder does not own any other securities of the Company or one percent or more of the outstanding shares of Common Stock after this offering is completed.

                                      3


(a) Name and       (b) Number    (c) Number of  (d) Number     (e) Number of
Material           of Shares     Shares Under   of Shares      Shares Owned
Relationship       Owned         Options,       Offered        After the
                                 Rights and     Hereby         Offering
                                 Awards
-----------------  ------------  -------------  -------------  ---------------


Paul A. Allaire,   161,574 [1]   969,924        1,130,301      1,197 [1]
Chairman and
Chief Executive
Officer, and
Chairman of the
Executive
Committee

------------------------

[1] Includes 1,197 shares of Common Stock which may be converted from 399
shares of Series B Convertible Preferred Stock ("Series B Shares").   Each
Series B Share is convertible into three shares of Common Stock, and is owned through the individual's account in the Xerox Corporation Employee Stock Option Plan.


     There is no assurance that the Selling Shareholder will sell any or all of the shares of Common Stock offered by him under this Prospectus. The Prospectus may from time to time be amended or supplemented to add or delete persons who have acquired or will acquire shares of Common Stock under the Plans, or who have disposed of such shares of Common Stock, to or from the list of Selling Shareholders.

                             PLAN OF DISTRIBUTION

     The Offered Shares may be sold from time to time in one or more transactions by the Selling Shareholder or by permitted beneficiaries, transferees and assignees on one or more national securities exchanges, including the NYSE and the CSE, or in the over-the-counter market, or in negotiated transactions, at prices and at terms then prevailing, or at prices related to the then current market price, or at negotiated prices and terms. Such shares may be sold by one or more of the following methods, without limitation: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (d) an exchange distribution in accordance with the rules of any such exchange; and (e) face-to-face transactions between sellers and purchasers without a broker or dealer. In effecting sales, brokers and dealers engaged by the Selling Shareholder may arrange for other brokers and dealers to participate. Such brokers and dealers may receive commissions or discounts from Selling Shareholder in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In addition, any Offered Shares that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under such Rule rather than pursuant to this Prospectus.

     All expenses (other than discounts, concessions and commissions to underwriters, brokers, dealers or agents) incurred in connection with this offering are being borne by the Company.

                                      4


                                LEGAL OPINION

     The validity of the shares of Common Stock to be offered hereby will be passed upon for the Company by Martin S. Wagner, Esq., Associate General Counsel, Corporate, Finance and Ventures of the Company.

                                   EXPERTS

     The consolidated financial statements and schedule of the Company and consolidated subsidiaries included in the Company's Annual Report on Form 10-K as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995, incorporated by reference herein and elsewhere in the Registration Statement, have been incorporated by reference herein and in the Registration Statement in reliance upon the reports set forth therein of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                      5


     No dealer, salesman or any other person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offer contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any of its agents. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

------------------------------------------------------------------------------

        TABLE OF CONTENTS                 XEROX CORPORATION
        -----------------
                               Page       1,130,301 Shares
                               ----
Available Information..........  2        Common Stock
Incorporation of Certain                  (par value $1.00 per share)
   Documents by Reference......  2
Use of Proceeds................  3
Selling Shareholder............  3
Plan of Distribution...........  4
Legal Opinion..................  5
Experts........................  5


        PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The Company hereby incorporates by reference in this registration statement the following documents and information heretofore filed with the Commission (File No. 1-4471):

     (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

     (b) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1996, June 30, 1996 and September 30, 1996;

     (c) the Company's Current Reports on Form 8-K dated January 18, 1996, January 24, 1996, September 11, 1996, October 31, 1996 and January 22, 1997;

     (d) The description of the Company's Shareholders Rights Plan and the Rights Agreement dated as of April 6, 1987, as amended and restated as of February 6, 1989, between the Company and The Chase Manhattan Bank, N.A., as successor to Chase Lincoln First Bank, N.A. (as amended and restated, the "Rights Agreement"), which are contained in or filed as an exhibit to the Company's Registration Statement on Form 8-A, as amended by Amendment No. 1 on Form 8 and Amendment No. 2 on Form 8-A, filed with the Commission on April 6, 1987, February 6, 1989 and June 4, 1996, respectively, relating to the Rights to Purchase Series A Cumulative Preferred Stock of the Company (the "Preferred Stock Purchase Rights"); and

     (e) The description of Common Stock of the Company contained in the Company's Registration Statement on Form 8-A, as amended by Amendment No. 1 on Form 8 and Amendment No. 2 on Form 8-A, filed with the Commission on February 23, 1990, March 8, 1990 and June 4, 1996, respectively, relating to the Company's Common Stock and Preferred Stock Purchase Rights.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities covered hereby then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     The legality of the shares of Common Stock offered pursuant to this registration statement has been passed upon for the Company by Martin S. Wagner, Esq., Associate General Counsel, Corporate, Finance and Ventures of Xerox.

Item 6.  Indemnification of Directors and Officers.

     Article VIII, Section 2 of the Company's By-Laws states:

          "Indemnification of Directors and Officers:   Except to the extent
     expressly prohibited by law, the Company shall indemnify any person, made or threatened to be made, a party in any civil or criminal action or proceeding, including an action or proceeding by or in the right of the Company to procure a judgment in its favor or by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any Director or officer of the Company served in any capacity at the request of the Company, by reason of the fact that he, his testator or intestate is or was a Director or officer of the Company or serves or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred in connection with such action or proceeding, or any appeal therein, provided that no such indemnification shall be required with respect to any settlement unless the Company shall have given its prior approval thereto. Such indemnification shall include the right to be paid advances of any expenses incurred by such person in connection with such action, suit or proceeding, consistent with the provisions of applicable law. In addition to the foregoing, the Company is authorized to extend rights to indemnification and advancement of expenses to such persons by i) resolution of the shareholders, ii) resolution of the Directors or iii) an agreement, to the extent not expressly prohibited by law."

     Reference is made to Sections 721 through 726 of the Business Corporation Law of the State of New York.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     The following is a list of exhibits filed as part of this registration statement:

Exhibit No.  Description
-----------  -----------

 5          Opinion of Martin S. Wagner, Esq.
23 (a)      Consent of Independent Auditors.
   (b)      Consent of Martin S. Wagner, Esq. (see Exhibit 5).
24 (a)      Certified Resolution.
   (b)      Power of Attorney.

Item 9.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales of the securities registered hereby are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission (the "Commission") by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 25th day of February, 1997.

                                       XEROX CORPORATION (Registrant)

                                       By: /s/ PAUL A. ALLAIRE*
                                           --------------------------
                                           Paul A. Allaire
                                           Chairman of the Board and
                                           Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of February 25, 1997.

        (Signature)             (Title)

Principal Executive Officer:
PAUL A. ALLAIRE*                Chairman of the Board, Board, Chief
                                Executive Officer and Director

Principal Financial Officer:
BARRY D. ROMERIL*               Executive Vice President and
                                Chief Financial Officer

Principal Accounting Officer:
PHILIP D. FISHBACH*             Vice President and Controller

Directors:
B. R. INMAN              )
ANTONIA AX:SON JOHNSON   )
RALPH S. LARSEN          )
JOHN D. MACOMBER         ) *
N. J. NICHOLAS, JR.      )
JOHN E. PEPPER           )
MARTHA R. SEGER          )
THOMAS C. THEOBALD       )

*By: /s/ MARTIN S. WAGNER
     ---------------------
     Martin S. Wagner
     Attorney-in-Fact